UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event report)     January 3, 2005

Severn Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland                         0-49731                52-1726127
                  (State or other jurisdiction     (Commission          (IRS Employer
        of incorporation)             File Number)      Identification Number)

1919A West Street, Annapolis, Maryland                  21401
(Address of principal executive offices)                    (Zip Code)

410-268-4554
(Registrant’s telephone number, including area code)

(Former name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

ITEM 1.02     TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

Effective December 31, 2004 Severn Savings Bank, FSB (“Severn”) a subsidiary of Severn Bancorp, Inc. terminated its Severn Savings Bank Supplemental Retirement Plan (the “Plan”).

The Plan provided for deferred compensation to selected officers either at the time of death or retirement. Funding of the benefits was to be provided, in part, by the death benefits payable under life insurance policies of Severn. As part of the American Jobs Creation Act (the “Act”) adopted by Congress and signed into law on October 22, 2004, the design and operation of deferred compensation plans, such as the Plan, were required to change effective January 1, 2005.

Rather than amend the Plan to conform to the Act, Severn determined that it was in its best interest to terminate the Plan. The termination of the Plan provides for a return to the officers of all contributions by the Plan (both by Severn and by each officer where applicable) plus 5% per annum. The life insurance policies owned by Severn will be surrendered and the cash values of those policies will be approximately equal to the amounts to be paid to Severn’s executives.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Severn Bancorp, Inc.

Dated:  January 3, 2005      By:   /Alan J. Hyatt/
Alan J. Hyatt, President